Exhibit 22


                         SUBSIDIARIES OF THE REGISTRANT
                      (Upon the completion of Transaction)



                                                                           Percentage of             State of Incorporation
         Parent                              Subsidiary                      Ownership                  or Organization
         ------                              ----------                      ---------                  ---------------
Hudson River Bancorp, Inc.             The Hudson City Savings                    100%                        Delaware
                                       Institution

The Hudson City Savings                Hudson City Associates, Inc.               100%                        New York
Institution


The Hudson City Savings                Hudson River Mortgage                      100%                        New York
Institution                            Company


The Hudson City Savings                Hudson River Funding Corp.                 100%                        New York
Institution




         It is contemplated that the financial statements of the Registrant will be consolidated with its subsidiaries.